SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2007

M&F BANCORP, INC.

(Exact Name of Registrant as specified in its charter)

North Carolina	000-27307	56-1980549
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2634 Durham-Chapel Hill Boulevard, Durham, North Carolina 27707

(Address of principal executive offices)

Registrant’s telephone number, including area code (919) 683-1521

Not Applicable

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.02 – TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On January 18, 2007, M&F Bancorp, Inc. (the “Company”), its wholly owned bank subsidiary, Mechanics & Farmers Bank (the “Bank”), Durham, North Carolina and their then President and Chief Executive Officer, Ronald Wiley (“Executive”) entered into a Separation Agreement and General Release (the “Separation Agreement”). The Separation Agreement provides for the termination of the Executive Employment Agreement among the Company, the Bank and the Executive, dated May 9, 2005, as amended (the “Employment Agreement”), effective January 22, 2007 (the “Separation Date”).

The Severance Agreement provides that the Company and the Bank (together the “Employer”) will continue to pay the Executive his salary ($165,000 per annum) on its regularly scheduled paydays, through December 31, 2007, subject to applicable withholdings. Employer shall also pay all expenses associated with the continuation of the Executive’s health plan coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) through December 31, 2007, unless the Executive secures comparable coverage through another employer prior to such time.

The Severance Agreement also releases the Executive from the non-competition covenant contained in the Employment Agreement and the Bank agrees to provide the Executive with a reference letter for his use in pursuing other employment opportunities.

In order to facilitate the change in management, the Severance Agreement provides that the Executive will provide the Bank and the Company with consulting services through the end of February 2007 and will assist the Company in reviewing its year-end financial statements, including its Form 10-KSB, and otherwise provide the Company with customary upwards certifications designed to give the certifying principal executive officer and the certifying principal accounting officer reasonable assurances as to matters known by the Executive. In exchange for such post-employment services, and considering that pursuant to his Employment Agreement, the Executive benefited from certain indemnification, Employer has agreed to extend the same level of indemnity to the Executive with respect to these post-employment services.

The Severance Agreement otherwise provides that Employer shall have no other financial obligations to the Executive under any contract, agreement, compensation or benefit plans, programs, practices, or policies and the Executive’s participation in all compensation and benefit plans, programs, practices, and policies provided to employees shall cease as of the Separation Date, except that the Executive shall have the right to continue group health plan coverage as is provided under COBRA. The Executive releases and discharges Employer from any and all claims arising out of, or resulting from the Executive’s employment and/or termination of employment with Employer.

A copy of the Separation Agreement is attached as Exhibit 99.1, and is incorporated herein by reference.

ITEM 8.01 – OTHER EVENTS

On January 22, 2007, the Board of Directors of the Bank announced that Mr. Walter S. Tucker has been named interim President and Chief Executive Officer of the Bank, effective January 23, 2007. Mr. Tucker, formerly an officer and director of the Bank, currently serves the Bank as a director emeritus.

Mr. Tucker has agreed to serve as interim President and Chief Executive Officer for an initial four week period, in return for which the Bank has agreed to pay Mr. Tucker a base salary of $25,000. In the event that the Bank and Mr. Tucker agree to extend the arrangement through February 25, 2006, Mr. Tucker will receive additional compensation of $2,500. As disclosed in the Form 8-K filed by the Company on January 18, 2007, the Company and the Bank previously entered into an employment agreement with Ms. Kim D. Saunders in connection with her appointment as President and Chief Executive Officer of the Company and the Bank, effective February 26, 2007.

A copy of the Bank’s Press Release, dated January 22, 2007, making this announcement is attached as Exhibit 99.2, and is incorporated herein by reference.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Separation Agreement and General Release among M&F Bancorp, Inc., Mechanics & Farmers Bank and Ronald Wiley dated January 18, 2007.

99.2	Press Release dated January 22, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2007

M&F BANCORP, INC.

By:	/s/ Jonathan Sears Woodall
Jonathan Sears Woodall Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Separation Agreement and General Release among M&F Bancorp, Inc., Mechanics & Farmers Bank and Ronald Wiley dated January 18, 2007.

99.2	Press Release dated January 22, 2007.

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